Exhibit 99.1
Administrative Report
for
Hartford Life Global Funding Trust 2004-001 (the “Trust”)
Payment Date September 15, 2009
CUSIP Number 41659FAA2
(i) the amount received by the Indenture Trustee from Hartford Life Insurance Company (“Hartford Life”) as of the payment date in respect of the principal, interest and premium, if any, on Funding Agreement No. 404001 (the “Funding Agreement”) issued by Hartford Life Insurance Company (“Hartford Life”).

Interest:	$93,000.00

Principal:	$4,960,000.00
(ii) the amount of payment on such Payment Date to holders allocable to principal and interest on the notes of the Trust

Interest:	$93,000.00

Principal:	$4,960,000.00
(iii) the aggregate stated principal amount of the Funding Agreement, the current interest rate or rates thereon at the close of business on such Payment Date, and the current rating assigned to the Funding Agreement.

Aggregate Principal Amount: $0.00

Interest Rate: N/A

Ratings: Moody’s Investor Services: A3 Standard & Poors’ Rating Service: A
(iv) the aggregate principal balance of the notes of the Trust at the close of business on such Payment Date and the current rating assigned to such notes.

Aggregate Principal Amount: $0.00
Ratings: Moody’s Investor Services: A3 Standard & Poors’ Rating Service: A A.M. Best Rating Service: a+
AMACAR Pacific Corp., as administrator of Hartford Life Global Funding
Trust 2004-001

By: /s/ Evelyn Echevarria

Name:	Evelyn Echevarria
Title:	Vice President